UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2013

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA		22033
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	On March 7, 2013, the Compensation Committee of the Board of Directors (Compensation Committee) of the Company approved the 2013 Executive Incentive Compensation Plan (2013 Plan), in which the Company’s executive officers, including the Company’s named executive officers (NEOs), participate. The 2013 Plan includes performance goals for participants based on the following criteria at the Company level: revenue; contract bookings; earnings before interest and taxes; and acquired company revenue. If applicable for a particular executive officer, the 2013 Plan includes performance goals based on the following criteria at the business group level: revenue; contract bookings; and earnings before interest and taxes. The 2013 Plan provides for target incentive payment amounts for the executive officers ranging from 75% to 100% of each of the respective officer’s 2013 base salaries. Based on actual results in 2013, the potential payouts under the 2013 Plan may range from 0% to 175% of the executive officers’ respective target incentive payment amounts. A copy of the 2013 Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	ManTech International Corporation 2013 Executive Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: March 11, 2013	By:	/s/ Michael R. Putnam
Michael R. Putnam
Senior Vice President – Corporate & Regulatory Affairs